Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company's previously filed Registration Statements, File No. 333-102560 and 333-111079.

/s/ Williams and Webster, P.S.
Williams and Webster, P.S.
Spokane, Washington
September 28, 2004